Exhibit 99.1

Data Knights Acquisition Corp. Confirms Funding to Extend Period to Consummate Initial Business Combination

Minneapolis, MN and London, UK, September 18, 2023 – Data Knights Acquisition Corp. (“Data Knights” or the “Company”) (Nasdaq: DKDCU, DKDCA, DKDCW), a special purpose acquisition company, (the “Company”), announced today that it caused to be deposited $75,000 into the Company’s trust account for its public stockholders, allowing the Company to extend the period of time it has to consummate its initial business combination by one month—from September 11, 2023 to October 11, 2023 (the “Extension”).

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Barry Anderson

Data Knights Acquisition Corp.

Phone: +44 203 833 4000